SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

July 15, 2008
Date of report (Date of earliest event reported)

Petroleum Development Corporation
Exact Name of Registrant as Specified in Charter

Nevada	0-7246	95-2636730
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

120 Genesis Boulevard, Bridgeport, WV  26330
Address of Principal Executive Offices

304-842-3597
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

No Change
Former Name or Former Address, if Changed Since Last Report

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As of July 15, 2008, Petroleum Development Corporation (the "Company") entered into a Third Amendment (the “Third Amendment") to its Credit Facility with JPMorgan Chase Bank, N.A. and BNP Paribas, dated as of November 4, 2005, and previously amended by First Amendment dated August 9, 2007, and Second Amendment dated October 16, 2007 (the “Credit Facility"). The Third Amendment increases the available amount from $234.1 Million to $300 Million.   The Third Amendment also amends certain covenants, including reducing the required leverage ratio required from 3.7 to 3.0, and changing interest rates to track current market rates.

Effective July 18, 2008, the Company also entered a Fourth Amendment (the “Fourth Amendment”) to the Credit Facility.  The Fourth Amendment adds certain financial institutions to the bank group and reallocates the loan amount accordingly.

The above descriptions are qualified entirely by reference to the copy of the Third Amendment, which is attached as Exhibit 10.1 and incorporated by reference herein, and to the copy of the Fourth Amendment, which is attached as Exhibit 10.2 and incorporated by reference herein.

EXHIBIT INDEX

Item 9.01.  Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description
10.1
Third Amendment to Amended and Restated Credit Agreement dated as of July 15, 2007, by and among the Company, certain of its subsidiaries, JPMorgan Chase Bank, N.A., BNP Paribas and various other banks.

10.2
Fourth Amendment to Amended and Restated Credit Agreement dated as of July 18, 2008, by and among the Company, certain of its subsidiaries, JPMorgan Chase Bank, N.A., BNP Paribas and various other banks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM DEVELOPMENT CORPORATION

Date:	July 21, 2007

By:	/s/ Richard W. McCullough
Richard W. McCullough
Vice Chairman & Chief Executive Officer